UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2011, ten limited liability companies (“LLCs”) in which Universal Health Realty Income Trust (the “Trust”) owns various noncontrolling, majority ownership interests, entered into a Purchase and Sale Agreement (the “Agreement”) with Ventas Healthcare Properties, Inc. (“Ventas Healthcare”), a wholly-owned subsidiary of Ventas, Inc. Pursuant to the terms of the Agreement, the LLCs have agreed to sell to Ventas Healthcare, or one or more of its affiliates, all of the real property owned by each of the LLCs, together with the related leases, rents, personal property, intangible property and accepted service contracts. As partial consideration for the transaction, the purchaser has agreed to assume certain existing third-party mortgage debt related to these assets. In connection with the Agreement, for certain of the LLCs, the Trust intends to utilize a qualified third-party intermediary as part of a series of planned tax deferred like-kind exchange transactions under Section 1031 of the Internal Revenue Code. The closing of the transaction is expected to occur on or before December 1, 2011 and is subject to customary closing conditions including, but not limited to, lender consents and receipt of certain tenant and ground lease estoppels.

The Trust estimates that the divestitures by the LLCs, as provided for pursuant to the Agreement, will generate approximately $50 million of cash proceeds to the Trust, net of closing costs and the minority members’ share of the proceeds. The following table represents each of the LLCs that is a selling party to the Agreement, the location and property owned by the LLC and the Trust’s current noncontrolling, majority ownership interest.

Name of LLC:	Property owned by LLC:	City	State	Trust’s Ownership %
Canyon Healthcare Properties	Canyon Springs Medical Plaza	Gilbert	AZ	95%
Cobre Properties	Cobre Valley Medical Plaza	Globe	AZ	95%
Deerval Properties	Deer Valley Medical Office II	Phoenix	AZ	90%
Deerval Properties II	Deer Valley Medical Office III	Phoenix	AZ	95%
Deerval Parking Company(A)	Deer Valley Parking Garage	Phoenix	AZ	93%
DSMB Properties	Desert Samaritan Hospital MOBs	Mesa	AZ	76%
Litchvan Investments	Papago Medical Park	Phoenix	AZ	89%
Paseo Medical Properties II	Thunderbird Paseo Medical Plaza I & II	Glendale	AZ	75%
Sierra Medical Properties	Sierra San Antonio Medical Plaza	Fontana	CA	95%
Willetta Medical Properties(B)	Edwards Medical Plaza	Phoenix	AZ	90%

(A)	Deerval Parking Company, LLC, which owns the real property of a parking garage located near Deer Valley Medical Office Buildings I & II, is 50% owned by each of Deerval Properties and Deerval Properties II.
(B)	The membership interest of this entity is held by a master LLC in which the Trust holds a 90% noncontrolling ownership interest.

Also on October 7, 2011, the Trust entered into a Membership Interest Purchase Agreement (“MI Agreement”) pursuant to the terms of which the Trust intends to purchase the minority ownership interests held by the third-party member in eleven LLCs in which the Trust currently holds noncontrolling, majority ownership interests. The MI Agreement is subject to certain closing and other conditions. Should the MI Agreement be successfully completed, the Trust will hold 100% of the ownership interest in each of the LLCs reflected on the table below. These LLCs also agreed to enter into two-year, annually renewable, management and leasing agreements related to the properties listed below with an affiliate of the existing third-party entity that currently acts as managing member of the LLCs.

The Trust estimates that the purchase of the membership interests in the various LLCs, as provided for pursuant to the MI Agreement, will require an aggregate expenditure of approximately $5 million of cash, including closing costs. The following table represents each of the LLCs that is a party to the MI Agreement, the location and property owned by the LLC, the Trust’s current noncontrolling, majority ownership interest and the noncontrolling, minority ownership interests agreed to be purchased.

Name of LLC:	Property owned by LLC:	City	State	Trust’s current ownership %	Minority ownership % to be purchased
653 Town Center Investments(2)	Summerlin Hospital MOB (1)	Las Vegas	NV	95%	5%
653 Town Center Phase II	Summerlin Hospital MOB II (1)	Las Vegas	NV	98%	2%
Auburn Medical Properties II	Auburn Medical Office Building II (1)	Auburn	WA	95%	5%
ApaMed Properties	Apache Junction Medical Plaza	Apache J.	AZ	85%	15%
Banburry Medical Properties	Summerlin Hospital MOB III (1)	Las Vegas	NV	95%	5%
BRB/E Building One	BRB Medical Office Building	Kingwood	TX	95%	5%
Centennial Medical Properties	Centennial Hills Medical Office Bldg. I (1)	Las Vegas	NV	95%	5%
DesMed	Desert Springs Medical Plaza (1)	Las Vegas	NV	99%	1%
Gold Shadow Properties	700 Shadow Lane & Goldring MOBs (1)	Las Vegas	NV	98%	2%
Spring Valley Medical Properties	Spring Valley Medical Office Building (1)	Las Vegas	NV	95%	5%
Spring Valley Medical Properties II	Spring Valley Medical Office Building II (1)	Las Vegas	NV	95%	5%

(1)	Tenants of this medical office building include subsidiaries of Universal Health Services, Inc. (“UHS”). UHS of Delaware, Inc., which is a wholly-owned subsidiary of UHS, serves as the Trust’s advisor pursuant to the terms of an annually renewable advisory agreement dated December, 1986. Subsidiaries of UHS also lease the real property of four hospital facilities from the Trust and UHS owns 6.2% of the Trust’s outstanding shares of beneficial interest. All transaction between the Trust and subsidiaries of UHS must be approved by members of the Board of Trustees who are unaffiliated with UHS. The Trust’s officers are all employees of UHS of Delaware, Inc.
(2)	The membership interest of this entity is held by a master LLC in which the Trust holds a 95% noncontrolling ownership interest.

The Trust also purchased/intends to purchase additional properties from other third parties as part of a series of planned tax deferred like-kind exchange transactions under Section 1031 of the Internal Revenue Code. As previously reported on the Trust’s Current Report on Form 8-K, dated July 25, 2011, as amended by its Current Report on Form 8-K/A, dated October 4, 2011, in June, 2011, utilizing a qualified third-party intermediary, the Trust purchased the Lake Pointe Medical Arts Building, a multi-tenant medical office building located in Rowlett, Texas, for $12.2 million. In July, 2011, utilizing a qualified third-party intermediary, the Trust purchased the Forney Medical Plaza, a multi-tenant medical office building located in Forney, Texas, for approximately $15.0 million. In addition, the Trust has executed purchase agreements, which are subject to certain closing and other conditions, in connection with the potential acquisition of two additional medical office buildings from various other parties. Although the Trust can provide no assurance that it will complete the acquisition of these two properties, if completed, the Trust anticipates finalizing the transactions at various times during the latter part of the fourth quarter of 2011.

It is intended that should all of the above-mentioned transactions be completed pursuant to terms and timing as currently contemplated, based upon various assumptions, the Trust’s funds from operations and cash available for distribution may not be materially different from those that currently exist. However, the various transactions are complex, involve numerous third parties and are not conditioned on each other occurring at any particular date or upon the contemplated terms. The Trust therefore cannot predict whether it will ultimately complete any or all of the tentatively agreed upon transactions as outlined above. Since all of the uncompleted transactions are subject to terms, conditions and other events that may be beyond our ability to control, the Trust can provide no assurance that its funds from operations will not be affected on a short term or long term basis, or that any or all of the tentative transactions as mentioned above can be successfully completed. If the Trust was to sell its ownership interests in the LLCs as mentioned above, but was not able to redeploy a substantial portion of the proceeds into the potential acquisitions as outlined above, in the time periods contemplated, the Trust’s funds from operations and cash available for distribution could be materially unfavorably impacted. Should the Trust be unable to defer substantially all of the expected taxable gains resulting from the potential divestitures of its noncontrolling, majority ownership interests in ten LLCs that own the real property of certain medical office buildings and other related real estate properties (pursuant to Section 1031 of the Internal Revenue Code) the Trust may be required to borrow funds to make a special dividend distribution to its shareholders or be subject to federal income and/or excise tax liabilities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Purchase and Sale Agreement, by and between the entities listed on Schedule 1 attached thereto and Ventas Healthcare Properties, Inc., dated as of October 7, 2011.*

*	Schedules, exhibits and appendices omitted pursuant to Item 601(b)(2) of Regulation S-K. The Trust agrees to furnish supplementally a copy of such schedules, exhibits and appendices, or any section thereof, to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

By: /s/ Charles F. Boyle

Name:	Charles F. Boyle
Title:	Vice President and Chief Financial Officer

Date: October 12, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement, by and between the entities listed on Schedule 1 attached thereto and Ventas Healthcare Properties, Inc., dated as of October 7, 2011.*

*	Schedules, exhibits and appendices omitted pursuant to Item 601(b)(2) of Regulation S-K. The Trust agrees to furnish supplementally a copy of such schedules, exhibits and appendices, or any section thereof, to the Securities and Exchange Commission upon request.